UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 9, 2023
__________________________________

VALVOLINE INC.
(Exact name of registrant as specified in its charter)
___________________________________

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way, Suite 100
Lexington, Kentucky 40509
(Address of principal executive offices)

(859) 357-7777
(Registrant’s telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	VVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01.	Regulation FD Disclosure

On August 9, 2023, Valvoline Inc. (“Valvoline” or the “Company”) hosted a live audio webcast to discuss its fiscal third quarter 2023 financial results (the “Earnings Call”). During the Q&A portion of the Earnings Call, the Company’s management stated in error that Valvoline’s long-term guidance for system-wide same-store sales growth is “3% to 9%;” however, management intended to state that Valvoline’s long-term guidance for system-wide same-store sales growth is “6% to 9%.” Additionally, management indicated in error that marketing spend in existing markets is “higher” than in a brand-new market; however, management intended to state that marketing spend in existing markets is “lower” than in a brand-new market.

The corrected transcript for the two relevant questions is included below:

Simeon Gutman

Hi, everyone. Sam congratulations. We'll miss you. Congratulations, Lori. My first question on the comp, which was great. The -- I guess deferred maintenance or the benefit that you saw in transaction and then it sounds like we'll lap some ticket growth. So I guess, where do we normalize? How soon does that happen? And in terms of pricing or ticket growth where should that normalize going forward? Thank you.

Lori Flees

I think on the transaction, Simeon, we continue to see the strongest driver of transactions coming from a growth in the customer base. So 40% of our same-store sales growth came from a growth in transactions and a significant part of that was a growth in the customer base. So that bodes very well as we continue to grow share with our current network.

On the price, we had made a number of material price increases as costs were rising in 2020. We still continue to optimize our pricing as we add stores particularly acquisition stores where the pricing may not be aligned with our pricing and we do that over a period of time. And so we continue to adjust price in key markets.

We're always analyzing our three-tiered pricing between conventional blend and synthetic -- full synthetic. And I think we talked about at the end of last financial year -- our guidance for the long-term is 6% to 9% same-store sales growth. I think you'll start to see us moving in that direction, but we still expect Q4 numbers to be strong.

Simeon Gutman

Okay. My one follow-up is on the franchise and company-owned mix. Curious if there is a debate or any thought around one side higher versus another? I know what the company's goals or responses have been, but curious if there is a continual debate on this mix? Thanks.

Lori Flees

Yes. I think we are – I think our main goal Simeon is to grow our network. We have a pretty aggressive growth aspiration to get to 3,500 units. And the only way we're going to do that effectively is by growing our franchise base, continuing to grow our company side but growing our franchise base at a faster level.

Now that does take time to generate. You can't add new units within a year. It's a multiyear effort which is why we are – we forecast we'll be at 150 new units on the franchise side by 2027. And our team is looking at ways that we can accelerate that and pull that in closer.

But in terms of trying to stay with goal of where we want to get to other than driving the network to be fully -- full coverage in all key markets and we think that's 3,500. We don't have an express goal to get to a certain percentage of franchise.

As we add company stores we're trying to look at infill markets where we know the return on invested capital is the highest because the amount of marketing you spend when you're adding a store to a market that has demand is lower than in a brand-new market. And so we're being very smart with where we're growing on the company side, while we're really doubling down to invest on the franchise growth.

In connection with the disclosures set forth in Item 7.01, the information in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing. This Form 8-K will not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Date: August 9, 2023	By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Senior Vice President, Chief Legal Officer and Corporate Secretary